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                                                                  Exhibit 23(a)


                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
First Brands Corporation

We consent to the incorporation by reference in this Registration Statement on Form S-8 of First Brands Corporation pertaining to the First Brands Corporation 1998 Performance Stock Option and Incentive Plan of our reports dated August 1, 1997 relating to the consolidated balance sheets of First Brands Corporation and Subsidiaries as of June 30, 1997 and 1996, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended June 30, 1997, and the related schedule, which reports appear in the June 30, 1997 annual report on Form 10-K of First Brands Corporation, and to the reference to our firm under the heading "Experts" in Form S-8.

Further, we acknowledge our awareness of the use therein of our review report dated November 12, 1997, related to our review of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such review report is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of section 7 and 11 of the Act.

                                                   /s/ KPMG Peat Marwick LLP

New York, New York
February 2, 1998